Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries Provides Financial & Operational Update, Provides

Details of Investor Presentation

HOUSTON, June 13, 2012 /PRNewswire/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) provided select financial and operational data today in conjunction with the Company’s presentation at Enercom’s London Oil and Gas Conference.

In a presentation this morning (U.S. Time) at Enercom’s Oil and Gas Conference and posted on Flotek’s website, www.flotekind.com, Flotek provided the following financial information.

As noted in its first quarter financial review conference call, Flotek expects April revenue to be approximately $24 million. April results – as is historically the case for Flotek - are impacted by winter break-up and adverse weather conditions in the U.S. and Canadian Rockies. The decline in April, 2012 was consistent with April declines in revenue over the past three years that have ranged from 16-26% lower than corresponding March levels. As expected, May results were much more favorable. In May, Flotek revenues approximated $27 million, the second best month of 2012 to date.

“Flotek’s business recovered meaningfully in May when compared to traditional April moderation, a result of the annual spring break-up in the Rockies,” said John Chisholm, Chairman, President and Chief Executive Officer of Flotek. “As we said in early May, we were confident that our fundamental business remains strong and we continue to penetrate new markets with our patented, best-in-class Complex nano-Fluids which continue to demonstrate an ability to optimize performance and reduce finding and development costs for our clients. As important, May provided the second best revenue results of the year without significant recovery in Canada which continued to struggle with sloppy conditions and adverse weather. With Canadian activity bouncing back in late May, the revenue environment should continue to improve in June.”

Flotek continues to generate significant cash. As noted, cash at the end of the first quarter was $13.3 million. As of June 11, 2012, Flotek’s cash balance was approximately $24 million.

“We are very pleased with our year-to-date performance and are enthused by our continued ability to gain market share as new clients experience the impact of our cutting edge completion chemistries,” added Chisholm. “While we are vigilant in our watch of recently volatile commodity prices, we have not experienced deterioration in business fundamentals. In fact, our pipeline remains robust with interest and orders from new and existing clients.”

Flotek’s presentation at the Enercom London Oil and Gas conference is at 10:15am EDT (3:15pm BST) and can be accessed by visiting the “investors” section of Flotek’s website, www.flotekind.com.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

SOURCE Flotek Industries, Inc.